EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION, 1350

Each of Donna M. Coughey, the President and Chief Executive Officer, and Joseph T. Crowley, the Chief Financial Officer of Willow Financial Bancorp, Inc. (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that as of the date of this statement, the information contained in the Report fairly presents, in all in material respects, the financial condition and result of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: May 5, 2008	/s/ DONNA M. COUGHEY
Donna M. Coughey
President & Chief Executive Officer

Date: May 5, 2008	/s/ JOSEPH T. CROWLEY
Joseph T. Crowley
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Willow Financial Bancorp, Inc. and will be retained by Willow Financial Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.